Exhibit 99.1

May 20, 2005

To:      Don Shimp, CEO
         Hesperia Holding, Inc

From:    Steve Chaussy

Dear Don,

Please accept this letter of immediate resignation from my position as Chief Financial Officer and Director of Hesperia Holding, Inc.

As we discussed, I wish to pursue other interests with my wife, Anna.

Warm Regards,

/s/ STEVE CHAUSSY
    -------------
    Steve Chaussy